UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2007.

GOLDEN PATRIOT, CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33065 (Commission File Number)	98-0216152 (IRS Employer Identification No.)

1979 Marcus Avenue, Suite 210 Lake Success, New York (Address of principal executive offices)	11042 (Zip Code)

Registrant's telephone number, including area code 516-622-2365

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 3.02 below.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

Issuance of Shares of our Common Stock and Warrants

On March 28, 2007, we received funds from, and on that date consummated a transaction with, Clio General SA in connection with the subscription by Clio General SA for (a) 3,900,000 shares of our common stock at a subscription price of $.0538 per share and (b) warrants which will enable Clio General SA to acquire from us for a period of seven years from the date we issued those warrants 3,000,000 shares of our common stock at a purchase price of $.10 per share.  As a result of accepting that subscription, in exchange for those 3,900,000 shares, we received from Clio General SA $209,820.00.

As Clio General SA is not a “US person” those shares were issued in a transaction which qualifies for that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, those shares are “restricted securities”.

As specified above, those warrants enable Clio General SA to acquire from us, for a period of seven years from the date those warrants were issued, 3,000,000 shares of our common stock at a purchase price of $.10 per share.  Additionally, the number of shares to be issued upon the exercise of those warrants is subject to adjustments in the event of the occurrence of certain events, which include stock dividends, stock splits, reverse stock splits, and granting of subscription rights or convertible securities.  Additionally, in the event of such an adjustment, the purchase price of the shares of our common stock purchased upon the exercise of those warrants shall be adjusted.

Those warrants do not provide to Clio General SA any voting rights or other rights as our shareholder with respect to those 3,000,000 shares of our common stock.

We have agreed, in the event that we file a registration statement in connection with any public offering of our common stock solely for cash, upon the written request therefor by Clio General SA, that we will include in that registration statement, for registration with the Securities and Exchange Commission, those shares which Clio General SA may purchase upon the exercise of those warrants.

ITEM 5.02  APPOINTMENT OF NEW DIRECTOR

On April 5, 2007, we appointed Steven H. Goldberg as a member of our Board of Directors.  There is no arrangement or understanding among Mr. Goldberg and any other person, including us, pursuant to which Mr. Goldberg was selected as a member of our Board of Directors.  Mr. Goldberg  will serve as a member of our Board of Directors until such time as his successor is appointed or elected.

As we have no committees, Mr. Goldberg will not serve on any committee.

There is no transaction, since the beginning of our last fiscal year, or otherwise, nor is there any transaction proposed, pursuant to which we are or will be a participant with Mr. Goldberg pursuant to which the amount involved exceeds the lesser of (a) $120,000.00 or (b) one percent (1%) of our average total assets at the end of our most recent three (3) completed fiscal years.

From October 2003 through and including the present, Mr. Goldberg has been and is the President and owner of Enterprise Search Group, in Merrick, New York.  From November 1990 through September 2003, Mr. Goldberg was the Vice President of sales and recruiting for Technology Search Group, located in New York City, New York.  While at Technology Search Group and now with Enterprise Search Group, Mr. Goldberg specializes in identifying and recruiting qualified and experienced computer and intellectual technology personnel.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1

Subscription Agreement, dated March 22, 2007, pursuant to which Clio General SA subscribes for (a) 3,900,000 shares of our common stock and (b) warrants which will enable Clio General SA to acquire from us 3,000,000 shares of our common stock.

Exhibit 10.2	Warrant certificate dated effective March 28, 2007, issued by us to Clio General SA, which evidences the terms and conditions of those warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 5, 2007

GOLDEN PATRIOT, CORP.

By:    /s/ Bradley Rudman
Name:  Bradley Rudman
Title:     President & Director

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1

Subscription Agreement, dated March 22, 2007, pursuant to which Clio General SA subscribes for (a) 3,900,000 shares of our common stock and (b) warrants which will enable Clio General SA to acquire from us 3,000,000 shares of our common stock.

Exhibit 10.2	Warrant certificate dated effective March 28, 2007, issued by us to Clio General SA, which evidences the terms and conditions of those warrants.

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